Exhibit 5.1

JPMorgan Chase Tower 600 Travis Suite 2800 Houston, TX 77002 Telephone: 713-226-1200 Fax: 713-223-3717 www.lockelord.com

September 17, 2024

Service Corporation International

1929 Allen Parkway

Houston, Texas 77019

Re: Registration Statement No. 333-275918

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-275918 (the “Registration Statement”), filed by Service Corporation International, a Texas corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, the Company is issuing $800,000,000 aggregate principal amount of the Company’s 5.750% Senior Notes due 2032 (the “Securities”). The Securities are being issued under an Indenture dated as of February 1, 1993 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Base Trustee”), as supplemented by the Nineteenth Supplemental Indenture dated as of September 17, 2024 (the “Supplemental Indenture;” and together with the Base Indenture, the “Indenture”), among the Company, the Base Trustee and BOKF, NA, as series trustee (the “Series Trustee”). The Securities are to be sold by the Company pursuant to an underwriting agreement dated September 12, 2024, by and between the Company and Wells Fargo Securities, LLC, as representative of the several underwriters named therein (the “Underwriting Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have acted as Texas counsel for the Company and have examined the Registration Statement, the Indenture, the Underwriting Agreement, the Securities in global form and the resolutions adopted by the board of directors of the Company and the pricing committee thereof established by such board relating to the Registration Statement, the Indenture, the Underwriting Agreement and the issuance of the Securities by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Atlanta | Austin | Boston | Brussels | Chicago | Cincinnati | Dallas | Hartford | Houston | London | Los Angeles

Miami | New Orleans | New York | Newark | Providence | San Francisco | Stamford | Washington DC | West Palm Beach

September 17, 2024

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Securities will constitute valid and legally binding obligations of the Company when the Securities are duly executed by duly authorized officers of the Company and duly authenticated by the Series Trustee, all in accordance with the provisions of the Indenture, and delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the Underwriting Agreement.

This opinion letter is limited to the laws of the State of Texas. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to a current report on Form 8-K and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Locke Lord LLP

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